Exhibit 99.1
Confidential Investor Presentation Exhibit 99.1

2 Disclaimer (1) The acquisition is subject to applicable regulatory approvals, approval of the Minden shareholders and other customary closing conditions. The private placement is not conditional on the closing of the acquisition. This presentation has been prepared by us solely for informational purposes based on our own information, as well as information from public and industry sources. This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the SEC nor any other regulatory agency has approved or disapproved of our securities or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Our Common Stock is not a deposit account of our bank subsidiary and is not insured by the FDIC or any other governmental agency. Forward-Looking Statements This presentation includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “projected,” “pro forma” or, in each case, their negatives or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. Any or all of the forward-looking statements herein made by us may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to future events, competitive dynamics, and banking, regulatory, and other developments, and depend on anticipated circumstances that may or may not occur (or may occur on longer or shorter timelines than anticipated). They can be affected by inaccurate assumptions that we might make, or by known or unknown risks and uncertainties, including those discussed in our Annual Report on Form 10-K under Item 1A - Risk Factors, as updated by our subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the respective dates of such statements, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law. Non-GAAP Financial Measures This presentation contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our management uses these non-GAAP measures in its analysis of our performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of tangible common equity (“TCE”), tangible book value (“TBV”) per share, and return on average tangible common equity (“ROATCE”), non-GAAP financial measures that exclude the impact of intangible assets, provide useful supplemental information that is essential to a proper understanding of our financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. A reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measures has been provided herein.

Overview of Hanover Bancorp, Inc.

Company Background & Financial Snapshot

- The Bank was founded in 2009 and is headquartered in Mineola, NY
- The Bank was recapitalized in 2012 by a group led by our current Chairman and CEO Michael Puorro and current members of our Board of Directors
- Successfully completed IPO and NASDAQ listing in May 2022
- Provides differentiated consumer and commercial banking services to clients on Long Island, the New York City boroughs and Freehold, NJ
    - Business Banking Center opened on May 22, 2023 in Hauppauge, NY. Deposits as of May 28, 2025 totaled $103 million with a C&I loan pipeline of $26 million with executed term sheets as of March 31, 2025. $16.8 million in Q1 2025 originations tied to this office
    - Port Jefferson Banking Center planned to open in June 2025
- Executed an organic strategy from 2012 – 2018, focused primarily on the non-qualified mortgage niche residential lending business
- Completed two successful M&A transactions, acquiring Chinatown Federal Savings Bank in 2019 and Savoy Bank in 2021
- Successful team of seasoned bankers and banking teams from local, regional and national financial institutions
- Demonstrated track record of profitability; Hanover is highly focused around an efficient operating platform and branch network

Key Metrics & Banking Footprint

3/31/25	3/31/25	3/31/25
$2.3B	$2.0B	$1.9B
TOTAL ASSETS	TOTAL LOANS	TOTAL DEPOSITS



Paterson
Parsippany
Newark
New York
Elizabeth
Edison
Gateway National Recreation Area
Levittown
West Babylon
Fire Island National Seashore
Long Branch
Trenton
Headquarters
Current Branches (9)
Coming Soon

$ in millions	Balance Sheet at 3/31/2025	12/31/2024	3/31/2024
Total Assets	$2,292	$2,312	$2,308
Gross Loans	1,961	1,986	2,006
Deposits	1,936	1,954	1,917
Tangible Common Equity	177	177	170
TCE / TA	7.80%	7.73%	7.43%
NPAs / Assets	0.51%	0.71%	0.78%

$ in millions	Quarter Ended 3/31/2025	12/31/2024	3/31/2024
Net Income	$1.5	$3.9	$4.1
Diluted EPS	0.20	0.52	0.55
Net Interest Margin	2.68%	2.53%	2.41%
Efficiency Ratio	87%	69%	65%
ROAA	0.27%	0.70%	0.74%
ROATCE	3.45%	8.87%	9.71%

(1) Source: S&P Global Market Intelligence; SEC Filings; FDIC.
Note: Tangible Common Equity, TCE / TA and ROATCE include Series A preferred stock.
(1) Includes loans greater that 90 days past due and accruing.

3

Corporate Timeline

Growth in Total Assets ($mm)


2017 – Q1 2025 CAGR: 22%
$541
$652
$862
$877
$1,458
$1,984
$2,270
$2,312
$2,292
2017
2018
2019
2020
2021
2022
2023
2024
Mar-25

- ✓ In March and June 2017, we established offices in Forest Hills and Mineola, NY, respectively
- ✓ Our total consolidated assets grew to over $500 million during 2017
- ✓ Announced and completed the acquisition of Chinatown Federal Savings Bank (CFSB) in 2018 and 2019 respectively; enhanced and diversified our funding profile and provided greater visibility in New York City
- ✓ We acquired total assets of $141.3 million, total loans of $93.6 million and total deposits of $108.8 million, as well as three branches in Manhattan and Brooklyn, NY (one of which was subsequently consolidated)

- ✓ In February 2019, the Bank further expanded into Queens County, New York with a de novo branch in Flushing, New York
- ✓ In October 2020, we issued $25.0 million in subordinated notes to support the Savoy acquisition. The offering was rated investment grade
- ✓ In late 2020, we established a municipal banking business led by Michael Locorriere, who has 25 + years of banking and government experience. He previously served as EVP and Director of Municipal Banking at a recently consolidated competitor in the Long Island Market
- ✓ Savoy acquisition announced in 2020 and completed in 2021, we acquired total assets of $648.4 million, total loans of $573.1 million, and total deposits of $340.2 million

- ✓ In February 2022, we initiated a quarterly cash dividend of $0.10 p/s
- ✓ In March 2022, we opened a new branch in Freehold, NJ
- ✓ In May 2022, we announced and closed our IPO, issuing 1,466,250 common shares at $21.00 per share
- ✓ In July 2022, we announced a new business banking center location in Hauppauge, Suffolk County Long Island, which opened in May 2023
- ✓ In November 2023, we announced the appointment of Joseph Burns as our new Chief Lending Officer. He previously served as regional president of Valley Bank's New York commercial banking operation.
- ✓ We changed our fiscal year end from September 30th to December 31st in October 2023 with a stub period from October 1st through December 31st 2023.

- ✓ Filed a shelf registration on Form S-3 for $50 million in January 2024 in order to access the capital markets efficiently and expeditiously as needed to fuel the continued growth of our highly profitable and successful niche businesses and banking initiatives
- ✓ The Company completed the transition to FIS Horizon in February 2025. This upgrade will enhance efficiency, functionality, user experience, and support a digital-forward strategy
- ✓ HNVR will be included in the Russell 2000 index upon reconstitution on June 27, 2025 after the close of the equity markets[1]

Note: Hanover previously had a fiscal year end of September 30th. 2017 - 2024 is for the period ended December 31st for each respective year.
(1) - based on the preliminary index additions released by FTSE Russell hanover bancorp, inc.
4

5 Hanover Executive Management Team Note: Throughout the presentation, unless otherwise specified, references to “Hanover” may be to either the holding company or the bank. Name Position with Hanover Age Years of Banking Experience Year Started at Hanover Michael P. Puorro CEO & Chairman 66 35+ 2012 McClelland Wilcox President 53 20+ 2021 Lance P. Burke Executive VP & Chief Financial Officer 46 25+ 2021 Kevin Corbett Executive VP & Chief Credit Officer 65 40+ 2020 Joseph F. Burns Executive VP & Chief Lending Officer 59 35+ 2023 Michael Locorriere Executive VP & Chief Municipal Officer 56 25+ 2020 Lisa A. Diiorio First Senior VP & Chief Accounting Officer 61 30+ 2016 John P. Vivona First Senior VP & Chief Risk Officer 54 35+ 2023

6 Business Strategy Creating a Differentiated Community Bank Focus on Delivering Shareholder Value Organic Growth • Build the premier community bank franchise serving customers and small to mid-size businesses in the New York City metro area and Long Island • Continue to penetrate the potential customer bases across multiple, highly profitable niche verticals that have substantial expansion potential • Continue to serve the local economies in our geographic footprint with a sustained commitment to unparalleled service that is beyond the scope of larger banks and economies of scale that are beyond the reach of smaller competitors • Focus on diversifying the loan portfolio through niche lending segments to generate appropriate risk-adjusted returns • Continued growth and diversification through niche-residential real estate, conventional C&I and SBA and USDA lending • Commitment to complementing portfolio growth with continued growth of secondary market sales for SBA and USDA and non-QM residential loans • The Company’s loan pipeline with executed term sheets at March 31, 2025, is approximately $255 million, with approximately 92% being niche-residential, conventional C&I and SBA and USDA lending opportunities Diversifying Loan Portfolio through Niche Segments • The deposit and treasury management products and services complement the niche lending focus • Established a municipal banking business in 2020 with potential to produce a significant level of deposits at cost effective rates with the effort led by Michael Locorriere • Continued development of strategically located, highly efficient branches in key commercial markets to drive organic, relationship-based deposit and loan growth Complementing the Lending Efforts and Diversifying Funding Strategic Acquisitions • The CFSB acquisition in August 2019 provided us with full service branches which complemented our lending in those areas • Expanded commercial banking capabilities through the Savoy acquisition, with a particular focus on small business clients and Small Business Administration (SBA) lending • Continue to pursue prudent and commercially attractive acquisitions in both traditional banking and select non-bank targets

7 Robust TBV Per Share & Balance Sheet Growth Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Dollars in millions. Note: CAGR calculated from December 31st, 2020 through March 31st, 2025. (1) Tangible Book Value per Share includes Series A preferred stock. Tangible Book Value per Share(1) Total Loans (ex. HFS) ($mm) Total Deposits ($mm) Total Assets ($mm) Savoy acquisition completed CECL adoption

8 Superior Price Performance Since IPO Source: S&P Global Market Intelligence; FactSet. Market Data as of May 16th, 2025. Note: HNVR IPO priced at $21.00 per share on May 10th, 2022. Significant uptick in volume beginning Q4 2024 - US Banks

9 Strong and Efficient Profitability Success Maintaining Strong Profitability Metrics Across a Branch-lite Operating Model Source: S&P Global Market Intelligence; SEC Filings. 2025 YTD = Annualized data for the 3-month period ended 3/31/2025. Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Peers include major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Pre-provision net revenue is a non-GAAP measure. (1)2025 Q1 utilizes net income adjusted to exclude core system conversion costs (net of tax). Net Income and Non-Interest Income ($M) Recent Margin Expansion 4-Year Avg. ROAA (%) Pre-Provision Net Revenue ($M) 0.8% 1.8% 1.0% 1.0% PPNR / Avg. Assets: Full Year 2024 Per Branch ($M) HNVR $2.4 Peers $4.0 2.1% Full Year 2024 Per Branch ($M) Net Inc. Non-Int. Inc. HNVR $1.4 $1.7 Peers $2.8 $0.5 4-Year Avg. ROATCE (%) 1.0% 0.93% 0.90% HNVR Peer Median 11.9% 11.5% HNVR Peer Median (1) (1)

10 High Level of Insured and Collateralized Deposits Insured and collateralized deposits, which include municipal deposits, accounted for approximately 89% of total deposits at March 31, 2025. Commitment To Growing Core(1) Deposit Balances Balance Sheet Liquidity Securities Portfolio Composition As of March 31, 2025, the Company maintained a strong liquidity position with $679.0 million in undrawn sources, covering 322% of uninsured deposits. The loan portfolio continues to demonstrate diversification by increasing C&I loans by $47.0 million or 38.0% YoY. • At March 31, 2025, accumulated other comprehensive income included an unrealized loss on AFS securities of $0.9 million – Representing only 0.4% of GAAP common equity for the same period Total Core Deposits since December 2020 ($M) (1) Core deposits consist of Demand, NOW, Savings, and Money Market deposits. • Securities portfolio of $96.9 million as of March 31, 2025 – AFS securities / fair value o $43.3 mm CLOs o $22.8 mm corporate bonds o $14.8 mm residential CMO o $10.8 mm residential MBS o $1.5 mm commercial MBS – HTM securities / amort. cost o $2.5 mm commercial MBS o $1.2 mm residential MBS

11 Investment Highlights • Recent market consolidation has resulted in a lack of sub-$5 billion asset sized banks in the Long Island and Greater New York City Metro Area. • Since June 2020, there have been 17 bank transactions in the tri-state area, 11 of which involved targets with total assets less than $5 billion. High Degree of Franchise Scarcity Value • Since 2014, the residential mortgage operation has been highly focused on non-conforming lending in New York City. With the addition of Savoy, the Company acquired a niche in SBA and small business commercial banking platform. • Hanover’s municipal deposit banking business is differentiated in that it is focused on long-term relationships that typically have less pricing volatility, particularly in rising rate environments. Niche Lending & Funding Expertise Drives Pricing Power • Significantly enhanced the Bank’s commercial lending activity with the opening of the Hauppauge Business Banking Center in May 2023 and the hiring of our EVP & Chief Lending Officer, Joseph Burns (previously First Senior VP and New York State Market President of Valley Bank). • Demonstrated track record of profitability and investing in the business. Hanover is highly focused around profitability and a highly efficient operating platform and branch network. • The Company’s level of assets, loans, deposits and revenue relative to the number of branch offices is well above peers. Management believes a continued focus on operating efficiently will result in above average levels of profitability over the long-term. Efficient, Profitable and Scalable Business Model • Since 2016, Hanover has incurred $4.0 million in cumulative net charge-offs, representing 40 basis points of average loans over that time period. • Total non-accrual loans at March 31, 2025 were $11.7 million, or 0.60% of total loans. • Hanover’s reserves of $22.9 million represent 1.17% of total loans at March 31, 2025. Disciplined Underwriting and High Quality Balance Sheet • Hanover’s executive team, which is led by Chairman and CEO Michael Puorro, has significant experience with M&A transactions and post-closing integration efforts. • In August 2019, the Company closed the CFSB acquisition and has successfully grown the former CFSB deposit franchise. • In May 2021, the Company closed the Savoy merger, acquiring an approximately $650 million total asset single branch commercial bank located in NYC. The transaction significantly diversified the revenue and lending mix while boosting profitability and leveraging Savoy’s expertise in commercial and SBA lending. Demonstrated Ability to Integrate M&A Transactions

12 Preliminary Russell 2000 Reconstitution May 2025 HNVR To Be Included in Russell 2000 Index Based on the preliminary index additions released by FTSE Russell, HNVR will be included in the Russell 2000 index when the index is reconstituted on June 27, 2025 after the close of the equity markets. The Russell 2000® Index encompasses the 2,000 largest U.S.-traded stocks by objective, market-capitalization rankings, and style attributes. The Russell Indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies.

Niche Lending & Branch-Lite Model Drives Profitability

Niche Lending & Funding Expertise Drives Pricing Power

- ✓ A number of our business segments are focused on providing specialized lending and deposit products to specific customer groups within our markets.
- ✓ We are focused on providing expertise and excellent service in the chosen segments in which we operate.
- ✓ Since 2014 our residential mortgage operation has been highly focused on non-conforming lending in New York City.
- ✓ With Savoy, we acquired a niche SBA and small business commercial banking business.
- ✓ Our municipal deposit banking business is differentiated in that we are focused on long-term relationships and our customers are not transactional in nature.
- ✓ We consistently achieve a higher yield on loans than peers.

Yield on Loans


HNVR
Peers
5.30%
5.13%
5.00%
5.68%
6.13%
6.11%
4.59%
4.54%
4.68%
5.42%
5.76%
5.84%
Dec-20
Dec-21
Dec-22
Dec-23
Dec-24
2025 YTD

Efficient, Profitable and Scalable Business Model

For the quarter ended March 31, 2025; Profitability data annualized

Total Assets per Office


$254.6
$106.9
hanover bancorp, inc.
Peers

Total Net Loans per Office


$217.1
$74.6
hanover bancorp, inc.
Peers

Total Deposits per Office


$215.2
$92.1
hanover bancorp, inc.
Peers

Revenue per Office


$8.3
$1.0
hanover bancorp, inc.
Peers

Net Income per Office


$1.8
$0.8
hanover bancorp, inc.(1)
Peers

Source: S&P Global Market Intelligence; SEC Filings. 2025 YTD = data for the 3-month period ended March 31, 2025.
Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Peers include major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Per branch metrics excludes the proposed Port Jefferson branch.
(1) 2025Q1 utilizes adjusted net income and adjusts for core system conversion related expenses (net of tax).

hanover bancorp, inc. 13

14 • For the quarter ended March 31, 2025, Hanover’s HFI loan portfolio decreased to $1.96 billion, a decrease of $24.8 million or 1.25% from December 31, 2024. • Hanover's loan pipeline with executed term sheets at March 31, 2025 is approximately $255 million, with approximately 92% being niche-residential, conventional C&I and SBA lending opportunities. – Commercial real estate (CRE)concentration ratio continued to improve with loans secured by office space accounting for 2.23% of the total loan portfolio and totaling $43.8 million. – The CRE concentration ratio decreased to 369% of total capital at 03/31/2025 from 385% of total capital at 12/31/2024 and 416% of total capital at 3/31/2024. • Continue to Realize Strategic Opportunities: – Opened Hauppauge Business Banking Center in May 2023. o $16.8M in C&I originations in for the quarter ended March 31, 2025 and $103M in deposit balances at May 28, 2025. Niche Lending Segments: Niche-Residential and C&I Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. Total Loan (ex. HFS) Growth ($mm) 1 Residential Real Estate ✓ Initiated our residential lending platform in 2013 with a focus on the boroughs of New York City. ✓ We originate mainly non-qualified, alternative documentation single-family residential mortgage loans through broker referrals, our branch network and retail channels. ✓ Recently developed flow origination program in 2024Q2 and saw on an annualized basis in 2025Q1 total sales of $73M for a net gain of $2M. ✓ We offer multiple products including those designed specifically for two-to four-family units. ✓ Building on the acquisition of Savoy, we have invested heavily in developing C&I Banking, prioritizing the hiring of relationship-based bankers to drive organic deposit and loan growth in our key markets. ✓ Strategic initiative to build out the C&I business included the opening of the Freehold branch and expansion into Hauppauge while simultaneously hiring a specialized C&I team. ✓ Our products include commercial deposit accounts, cash management services and loans, including term loans and lines of credit, all of which are powered by our robust digital banking platform. 2 Commercial and Industrial

15 Niche Lending Segments: SBA Lending 12 Months Ended 12/31/2022 12 Months Ended 3 12/31/2024 SBA Lending • Continue to Realize Strategic Opportunities: – SBA & USDA Banking Team Expansion. • Efficient and Consistent Results: – National SBA expansion undertaken in 2023 continues to scale with the investment of additional infrastructure yielding continued gains in origination volume, which increased 14% from 2023 to 2024 • Strong Finish to 2024: – Gains on sale of SBA loans totaled $10.0 million in 2024, representing a 71% increase of 2023, reflecting the scalable growth opportunity we see in our national expansion SBA Originations ($M) Average Origination Size ($M) Loans Sold ($M) Gross Premium (%) Note: Hanover previously had a fiscal year end of September 30th. 2022 - 2024 is for the period ended December 31st for each respective year. (1): 3/31/2025 Annualized 26th SBA List of top lenders by volume Per US Small Business Administration 3 Months Ended 3/31/2025 12 Months Ended 12/31/2023 (1) (1)

16 Niche Lending Segments: Commercial Real Estate Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. 4 Commercial Real Estate (including Multi-family) ✓ The Bank’s exposure to Land/Construction loans is minor at $8.0 million, all at floating interest rates, and CRE-owner occupied loans have a mix of floating rates. As shown, 31% of the loan balances in these combined portfolios will either have a rate reset or mature in 2025 and 2026, with another 56% with a rate reset or maturing in 2027. ✓ 63% of the multi-family loan portfolio is secured by properties subject to free market rental terms, which is the dominant tenant type. Both the Market Rent and Stabilized Rent segments of our portfolio present very similar average borrower profiles. The portfolio is primarily located in the New York City boroughs of Brooklyn, the Bronx and Queens. ✓ The Bank’s exposure to the Office market is minor at $44 million. The pool has a 2.32x weighted average DSCR, a 53% weighted average LTV and less than $353,000 of exposure in Manhattan. ✓ The Company’s commercial real estate concentration ratio continued to improve, decreasing to 369% of capital at March 31, 2025 from 385% of capital at December 31, 2024 and 416% of capital at March 31, 2024. Fixed Rate Reset / Maturity Schedule ($000s) CRE / TRBC Ratio (%)

Niche Lending Segments: Multi-Family Deep Dive

Multi-Family Loan Portfolio - Loans by Rent Type							
Rent Type	# of Notes	Outstanding Loan Balance	Multi-Family	Avg Loan Size	LTV	Current DSCR	Avg # of Units
Location							
Manhattan	7	$ 10,299	2 %	$ 1,471	49.6 %	1.88	14
Other NYC	93	244,552	46 %	2,630	61.2 %	1.40	9
Outside NYC	42	81,188	15 %	1,933	64.2 %	1.36	13
Market	**142**	**$ 336,039**	**63 %**	**$ 2,366**	**61.5 %**	**1.41**	**11**
Location							
Manhattan	6	8,843	2 %	1,474	44.2 %	1.58	17
Other NYC	86	171,852	32 %	1,998	62.8 %	1.41	11
Outside NYC	12	18,918	3 %	1,576	64.1 %	1.49	16
Stabilized	**104**	**$ 199,613**	**37 %**	**$ 1,919**	**62.1 %**	**1.42**	**12**

Multi-Family Market Rent Portfolio Fixed Rate Reset/Maturity Schedule				
Calendar Period (Loan Data as of 3/31/2025)	# Loans	Total O/S	Avg O/S	Avg Interest Rate
2025	10	$ 16,321	$ 1,632	4.45 %
2026	36	117,886	3,275	3.66 %
2027	70	174,601	2,494	4.29 %
2028	16	21,382	1,336	6.20 %
2029	6	4,929	821	7.70 %
2030+	2	171	85	6.00 %
Fixed Rate	**140**	**$ 335,290**	**$ 2,395**	**4.61 %**
Floating Rate	**2**	**$ 749**	**$ 375**	**9.50 %**
Total	**142**	**$ 336,039**	**$ 2,366**	**4.26 %**

Multi-Family Stabilized Rent Portfolio Fixed Rate Reset/Maturity Schedule				
Calendar Period (Loan Data as of 3/31/2025)	# Loans	Total O/S	Avg O/S	Avg Interest Rate
2025	10	$ 17,025	$ 1,703	5.03 %
2026	20	42,549	2,127	3.67 %
2027	53	123,668	2,333	4.22 %
2028	13	10,914	839	7.17 %
2029	4	4,328	1,082	6.38 %
2030+	4	1,129	282	6.02 %
Fixed Rate	**104**	**$ 199,613**	**$ 1,919**	**4.39 %**
Floating Rate	**—**	**—**	**—**	**—**
Total	**104**	**$ 199,613**	**$ 1,919**	**4.39 %**

hanover bancorp, inc. 17

18 Deposit Growth ($mm) Noninterest-Bearing Deposit Growth ($mm) Noninterest-bearing Deposits 1% IB Demand, Savings & MMDA 26% Time Deposits 73% Growing Core Deposit Franchise • Hired a Chief Municipal Officer and supporting personnel to initiate our municipal banking business, which has grown municipal deposit balances from $74.3 million at December 31, 2020 to $517.1 million at March 31, 2025, at a weighted average rate of 3.71% • Completed core conversion in February 2025 offering material improvements in user interfaces, functionality and efficiency that will better support our commitment to a digital forward future on better financial terms • Reduced wholesale funding levels (defined as Federal Home Loan Bank (“FHLB”) borrowings, brokered deposits, listing service deposits and Federal funds purchased) Diversifying our Deposit Composition $1.9 billion As of September 30, 2012 As of March 31, 2025 $54 million Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year.

19 Note: Hanover previously had a fiscal year end of September 30th. 2020 - 2024 is for the period ended December 31st for each respective year. 2025 YTD = Annualized data for the 3-month period ended 3/31/2025. (1) Includes loans greater than 90 days past due and accruing. (2) Data for 3-month period ending 3/31/25 annualized. Asset Quality Managed Through Disciplined Policies and Procedures Credit Philosophy Credit Underwriting and Administration • Management utilized local community ties along with their experience with both federal and New York bank regulatory agencies to create a bank that emphasizes strong credit quality. • Total loans having credit risk ratings of Special Mention and Substandard were $43.9 million at March 31, 2025. • Total non-accrual loans at March 31, 2025 were $11.7 million, or 0.60% of total loans. • Net charge-offs were $0.5M or 0.02% of average loans for the quarter ended March 31, 2025. • Allowance for credit losses was 1.17% of total loans. Loans secured by office space accounted for 2.23% of the total loan portfolio with a total balance of $43.8 million, of which less than 1% is located in Manhattan. • Provision for credit losses expense of $0.6 million for the quarter ended March 31, 2025, versus $0.3 million for the comparable period in 2024. Nonperforming Assets / Total Assets(1) Net Charge-offs / Average Loans 2 (2)

20 2016 Rank Institution Deposits ($mm) 1 $2,695 2 $3,344 3 $2,926 4 $3,009 5 $3,412 6 $2,714 7 $2,260 8 $2,609 9 $1,838 10 $1,392 Significant Consolidation of NYC Metro Community Banks Provides Growth Opportunities Source: SEC Filings; S&P Global Market Intelligence. Note: Dollars in millions. (1) Banks in the NYC MSA acquired in a given year as a percentage of the number of institutions with total assets less than $5 billion as of December 31st of the prior year. (2) Institutions ranked by asset size. Includes banks with total assets less than $5 billion as of December 31st, 2016. (3) Pending completion of merger with ConnectOne Bancorp, Inc. % of Banks Acquired in NYC(1) Top 20 NYC MSA Banks in 2016(2) Approximately 36% of banks(1) in NYC MSA were consolidated in the last 5 years 2016 Rank Institution Deposits ($mm) 11 $1,167 12 $1,113 13 $695 14 $946 15 $835 16 $777 17 $746 18 $661 19 $718 20 $573 4.3% 14.5% 7.5% 10.2% 6.4% 0.0% 0.0% 2019Y 2020Y 2021Y 2022Y 2023Y 2024Y 2025Q1 Acquired Institutions ranked by asset size Long Island Significantly Consolidated (3)

Confidential Investor Presentation

22 $6,192 $4,666 $1,874 $894 $844 $632 $537 $518 $457 $436 Sioux Falls, SD Salt Lake City, UT Seaford, DE Charlotte, NC New York City Town of Pecos, TX San Jose, CA San Francisco San Antonio, TX Philadelphia 19.4 12.8 9.2 8.4 7.7 6.4 6.4 6.3 6.3 5.2 New York City Los Angeles Chicago Dallas Houston Atlanta Washington D.C. Miami Philadelphia Phoenix 3,642 943 842 668 650 615 608 492 457 437 New York City Salt Lake City, UT Sioux Falls, SD Los Angeles Dallas Chicago Philadelphia Boston Charlotte San Francisco New York MSA – A Leading U.S. Banking Market Source: S&P Global Market Intelligence; SEC Filings; US Census; U.S. Small Business Administration. Note: Small Business data as of 2024. Population (mm) Deposits per Branch ($mm) Deposits ($bn) Most Populated MSA 5 th Largest Deposits per Branch Largest Deposit Market (MSA) 4.2 3.3 3.3 2.2 1.3 1.3 1.1 1.1 1.1 1.0 California Florida Texas New York Georgia Illinois North Carolina Ohio Pennsylvania New Jersey Small Businesses (mm) 4 th Most Small Businesses by State

Non-GAAP Reconciliation
Tangible Book Value per Share

Non-GAAP Reconciliation Table	As of Mar. 31, 2025	As of December 31, 2024	2023	2022	2021	2020
	(dollars in thousands except per share data)					
Book value per share [(1)]	**$ 26.21**	**$ 26.48**	**$ 25.16**	**$ 24.34**	**$ 23.26**	**$ 19.12**
Less: goodwill and other intangible assets	(2.59)	(2.62)	(2.65)	(2.68)	(3.53)	(0.46)
Tangible book value per share [(1)]	**$ 23.62**	**$ 23.86**	**$ 22.51**	**$ 21.66**	**$ 19.73**	**$ 18.66**
Stockholders' equity [(1)]	**$ 196,643**	**$ 196,638**	**$ 184,830**	**$ 177,628**	**$ 129,379**	**$ 80,024**
Less: goodwill and other intangible assets	(19,404)	(19,418)	(19,479)	(19,549)	(19,627)	(1,921)
Tangible common equity [(1)]	**$ 177,239**	**$ 177,220**	**$ 165,351**	**$ 158,079**	**$ 109,752**	**$ 78,103**
Total assets	$ 2,291,527	$ 2,312,110	$ 2,270,060	$ 1,983,692	$ 1,458,180	$ 876,883
Less: goodwill and other intangible assets	(19,404)	(19,418)	(19,479)	(19,549)	(19,627)	(1,921)
Tangible assets	**$ 2,272,123**	**$ 2,292,692**	**$ 2,250,581**	**$ 1,964,143**	**$ 1,438,553**	**$ 874,962**
Tangible common equity ratio [(1)]	**7.80%**	**7.73%**	**7.35%**	**8.05%**	**7.63%**	**8.93%**

(1) Includes common stock and Series A preferred stock.

hanover bancorp, inc.
23

Non-GAAP Reconciliation

ROATCE / Pre-Provision Net Revenue/Average Assets

Non-GAAP Reconciliation Table	As of or For the Three Months Ended			As of or For the Years Ended December 31,				
ROATCE / Pre-Provision Net Revenue/Average Asse	03/31/25	12/31/24	03/31/24	2024	2023	2022	2021	2020
				(dollars in thousands)				
Net income	$ 1,521	$ 3,902	$ 4,061	$ 12,346	$ 13,589	$ 22,357	$ 15,869	$ 4,723
Average stockholders' equity [1]	$ 198,479	$ 194,514	$ 187,693	$ 191,323	$ 182,700	$ 158,460	$ 106,003	$ 76,518
Less: average goodwill and other intangible assets	(19,413)	(19,427)	(19,473)	(19,449)	(19,515)	(19,588)	(12,138)	(1,653)
Average tangible common equity [1]	$ 179,066	$ 175,087	$ 168,220	$ 171,874	$ 163,185	$ 138,872	$ 93,865	$ 74,865
Return on average common equity [1]	**3.11%**	**7.98%**	**8.70%**	**6.45%**	**7.44%**	**14.11%**	**14.97%**	**6.17%**
Return on average tangible common equity [1]	**3.45%**	**8.87%**	**9.71%**	**7.18%**	**8.33%**	**16.10%**	**16.91%**	**6.31%**
Net interest income	$ 14,629	$ 13,808	$ 12,935	$ 53,092	$ 51,887	$ 61,250	$ 49,650	$ 27,712
Non-interest income	3,732	4,187	3,576	15,339	10,691	7,906	5,438	958
Non-interest expense	(15,996)	(12,400)	(10,804)	(47,112)	(42,120)	(35,189)	(32,679)	(21,460)
Pre-provision net revenue	$ 2,365	$ 5,595	$ 5,707	$ 21,319	$ 20,458	$ 33,967	$ 22,409	$ 7,210
Pre-provision net revenue (annualized)	$ 9,591	$ 22,258	$ 22,953	$ 21,319	$ 20,458	$ 33,967	$ 22,409	$ 7,210
Average Assets	$2,276,306	$ 2,228,636	$2,220,721	$2,233,028	$2,065,621	$1,612,660	$1,240,511	$853,454
Pre-provision net revenue/average assets	**0.42%**	**1.00%**	**1.03%**	**0.95%**	**0.99%**	**2.11%**	**1.81%**	**0.84%**

Note: Ratios as of or for the three months ended Match 31st, 2025, December 31st 2024 and Match 31st, 2024 are annualized.
(1) Includes common stock and Series A preferred stock.

hanover bancorp, inc.

24